UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 9, 2005

Hudson Highland Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50129	59-3547281
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Third Avenue, New York, NY 10017
(Address of principal executive offices, including zip code)

(212) 351-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

        On June 14, 2005, Hudson Highland Group, Inc. (the “Company”) entered into an Executive Agreement (the “Agreement”) with Richard W. Pehlke, the Company’s Executive Vice President and Chief Financial Officer. Pursuant to the Agreement, Mr. Pehlke’s duties as Executive Vice President and Chief Financial Officer of the Company will continue until the earlier of December 31, 2005 or the date of commencement of employment of a successor Chief Financial Officer. The Agreement provides that Mr. Pehlke will assist the Company in its search for a successor Chief Financial Officer and provide reasonable assistance in transitioning his duties to his successor.

        Under the Agreement, Mr. Pehlke will remain an employee of the Company until the earliest of (i) December 31, 2005, (ii) an earlier date selected by Mr. Pehlke or the Company that is within 60 days following the date of commencement of employment of Mr. Pehlke’s successor and after a transition period for the successor Chief Financial Officer, (iii) Mr. Pehlke’s death or incapacity or (iv) Mr. Pehlke’s termination by the Company for Cause (as defined in the Agreement) (the “Departure Date”). Mr. Pehlke will be entitled to the same compensation and benefits in effect prior to the date of the Agreement while he is employed by the Company during 2005, except that Mr. Pehlke’s annual bonus for 2005 will be paid on a prorated basis only for the period of his employment during 2005. On the Departure Date, the Company will pay to Mr. Pehlke $500,000 and any unused balance of Mr. Pehlke’s $25,000 financial planning allowance.

        After the Departure Date, the Agreement provides that Mr. Pehlke will be a consulting employee until the earliest of (i) December 31, 2006, (ii) Mr. Pehlke’s death, (iii) Mr. Pehlke’s resignation or (iv) Mr. Pehlke’s termination by the Company for Cause. During such consulting period, Mr. Pehlke will provide long-range and strategic planning services for the Company and will be eligible for participation in the Company’s standard employee benefit plans and fringe benefits and receive $20,000 in compensation per month. After such consulting period, Mr. Pehlke will be eligible for COBRA continuation for his medical and dental plans, and if he elects COBRA continuation, the Company will pay for this coverage for up to 18 months. After such 18-month period, the Company will make comparable medical and dental coverage available to Mr. Pehlke at no cost for an additional six months.

        Under the Agreement, Mr. Pehlke agreed that for 12 months after the consulting period he will not work on any business combination proposals involving the Company or solicit Company employees for employment and will keep confidential information regarding the Company. Pursuant to the Agreement, Mr. Pehlke provided the Company and its affiliates a general liability release.

        The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

        In connection with the entry into the Agreement, the letter agreement, dated March 7, 2003, between Mr. Pehlke and the Company was terminated.

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        (a)     The Agreement requires that on or before the Departure Date Mr. Pehlke will resign as a director of the Company as the Company deems necessary.

        (b)     On June 9, 2005, the Company announced that Mr. Pehlke planned to leave the Company by December 31, 2005. Pursuant to the Agreement, Mr. Pehlke’s duties as Executive Vice President and Chief Financial Officer of the Company will cease upon the earlier of December 31, 2005 or the date of commencement of employment of Mr. Pehlke’s successor.

        (c)     Not applicable.

        (d)     Not applicable.

Item 9.01.     Financial Statements and Exhibits.

        (a)     Not applicable.

        (b)     Not applicable.

        (c)     Exhibits.   The following exhibit is being filed herewith:

(10.1)	Executive Agreement, dated June 14, 2005, between Hudson Highland Group, Inc. and Richard W. Pehlke.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.
Date: June 14, 2005	By: /s/ Richard W. Pehlke
Richard W. Pehlke
Executive Vice President and
Chief Financial Officer

HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(10.1)	Executive Agreement, dated June 14, 2005, between Hudson Highland Group, Inc. and Richard W. Pehlke.